Exhibit 4.2

E4X INC. U.S. SHARE OPTION PLAN

A. NAME AND PURPOSE

1. Name and Purpose: E4X Inc., a Delaware corporation (the “Company”) sponsors this plan, as amended from time to time, which shall be known as the “E4X INC. U.S. SHARE OPTION PLAN” (the “Plan”). The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and contractors of the Company by providing them with opportunities to purchase Common Stock, par value US$ 0.01 each of the Company (the “Shares”).

2. Definitions:

2.1 “Code” means the Internal Revenue Code of 1986, as amended.

2.2 “Incentive Stock Option” or “ISO” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.3 “Nonqualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option.

2.4 “Ten-Percent Stockholder” means an Eligible Grantee, who, at the time an Incentive Stock Option is to be granted to such Eligible Grantee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a parent or a subsidiary within the meaning of Sections 424(e) and 424(f), respectively, of the Code.

B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3. Administration:

3.1 The Plan will be administered by the Board of Directors of the Company (the “Board”) or by a committee appointed by the Board (the “Committee”), which, if appointed, will consist of such number of directors of the Company as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3 Subject to the general terms and conditions of the Plan, the Committee shall have the full authority in its sole and absolute discretion, from time to time and at any time, to (i) determine the persons (“Grantees”) to whom options to purchase Shares (“Option(s)”) shall be granted; (ii) determine the number of Shares to be covered by each Option; (iii) determine the time or times at which the same shall be granted; (iv) determine the price, vesting schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for; (v) interpret or construe the Plan or make determinations with respect to any other matter which is necessary or desirable for, or incidental to, the administration of the Plan; (vi) accelerate the right of a Grantee to exercise, in whole or in part, any previously granted Option; (vii) determine the Fair Market Value of the Shares; and/or (viii) designate Options as ISOs or NQSOs. In determining the number of Shares covered by the Option to be granted to each Grantee, the Committee may consider, among other things, the Grantee’s salary and the duration of the Grantee’s employment by the Company. Any member of the Committee shall be eligible to receive Options under the Plan while servicing on the Committee, unless otherwise specified herein. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with exemptions from Section 16 set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as now in effect or as hereafter amended (the “Exchange Act”), if applicable to the Company. At such time as any class of equity securities of the Company is registered pursuant to Section 12 of the Exchange Act, the Committee shall consist of at least two (2) individuals, each of whom is a Non-Employee Director as that term is defined in Rule 16b-3.

3.4 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

4. Eligible Grantees:

4.1 The Committee, at its discretion, may grant Options to any employee, director, consultant or contractor of the Company or of a subsidiary of the Company.

4.2 The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to the Plan or any other stock option plan of the Company.

5. Grant of Options and Issuance of Shares: Subject to any applicable law, the effective date of the grant of an Option (the “Date of Grant”) shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice of the grant of an Option, and the Grantee shall execute an agreement evidencing such grant and the rights and obligations of the Grantee and the Company with respect to such Option Agreement (the “Option Agreement”).

6. Reserved Shares: The Company has reserved 350,000 authorized but unissued Shares for purposes of issuance under the Plan, and for other stock option plans of the Company, subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7. Grant of Options:

7.1 The Committee in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan.

7.2 The Option Agreement shall state, inter alia, the number of Shares covered thereby, the vesting schedule, the dates when the Option may be exercised, the exercise price, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with the Plan.

7.3 Options granted thereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

7.4 The schedule pursuant to which such Options shall vest, and the Grantee shall be entitled to pay for, and acquire, the Shares, shall be determined by the Committee at its sole discretion. Vesting of Options granted hereunder will continue only during periods when the employer-employee or other service-provider relationship exist between the relevant Company and the Grantee. For the purposes of this paragraph 7.4, the employer-employee or other service-provider relationship will not be deemed to exist with regard to periods during which the Grantee is on an unpaid leave of absence from the Company.

8. Exercise Price: The exercise price per Share covered by each Option shall be determined by the Committee in its sole and absolute discretion; provided, however:

8.1 In the case of an Incentive Stock Option granted to any Eligible Grantee other than a Ten-Percent Stockholder, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

8.2 In the case of a Nonqualified Stock Option granted to any Grantee other than a Ten-Percent Stockholder, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of the grant.

8.3 In the case of an Incentive Stock Option granted to any Ten-Percent Stockholder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

8.4 In no event shall the exercise price of an Option be less than the nominal value of the Shares into which such Option is exercisable.

8.5 Subject to the foregoing, the Committee may reduce the exercise price of any outstanding Nonqualified Stock Option. In the event of such amendment, the Date of Grant of such Option shall thereafter be considered to be the date of such amendment; provided, however, that for purposes of vesting, the Option shall continue to be exercisable based on the terms set forth in the original Option Agreement.

8.6 For the purposes hereof, “Fair Market Value” means the fair market value of the Shares as determined by the Committee; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported; (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported; (C) if the Shares are admitted to quotation on NASDAQ and have not been designated as a NMS Security, Fair Market Value on any date shall be the average of the closing bid and closing asked prices of the Shares on such system on such date; or (D) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

8.7 Notwithstanding any other provision of the Plan to the contrary, the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted to a Grantee by the Company or any parent or subsidiary of the Company are exercisable for the first time shall not exceed $100,000 in any calendar year; provided, however, that any Option designated as an Incentive Stock Option under the Plan or any portion thereof that exceeds the foregoing limit or that is otherwise disqualified as an incentive stock option by operation of Section 422(d) or any other provision of the Code, shall be treated as a Nonqualified Stock Option for purposes of the Plan.

9. Exercise of Options:

9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan and the Option Agreement.

9.2 The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) delivered by the Grantee to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time. An Option may be exercised in whole or in part to the extent exercisable under the Plan and Option Agreement.

9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Option Agreement), such Option and the right to acquire such Shares shall terminate, and all interests and rights of the Grantee in and to the same shall ipso facto expire.

9.4 Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

10. Termination of Employment:

10.1 In the event that a Grantee ceases, for any reason, to be employed by the Company, all Options theretofore granted to such Grantee shall terminate as follows:

(a) All Options which are not vested and not exercisable at the time of the cessation of employment shall terminate immediately.

(b) If the Grantee ceases to be employed by reason of such Grantee’s death or “Disability” (as hereinafter defined), such Options (to the extent exercisable at the time of the Grantee’s cessation of employment) shall be exercisable by the Grantee, Grantee’s legal representative, estate of other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution at any time until the end of a one-year period as of the Grantee’s cessation of employment (but in no event after the expiration date of such Option), and shall thereafter terminate. For purposes hereof, Disability shall mean a physical or mental impairment constituting a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(c) If the Grantee ceases to be employed for any other reason, such Options (to the extent exercisable at the time of the Grantee’s cessation of employment) shall be exercisable at any time until the end of three (3) months from the cessation of the Employee’s employment (but in no event after the expiration date of such Option), and shall thereafter terminate.

(d) Notwithstanding the aforesaid in Section 10.1(c) above, if the Grantee’s termination of employment is due to (i) breach of the Grantee’s fiduciary duties towards any of the Company, or (ii) breach of the Grantee’s duty of care towards any of the Company, or (iii) the Grantee has committed any flagrant criminal offense, or (iv) the Grantee has committed a fraudulent act towards any of the Company, or (v) the Grantee caused intentionally, by act or omission, any financial damage to any of the Company, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect. For the purposes of this Section 10.1(d), the date of termination of employment shall be the date on which the termination notice is sent to the Grantee, or the date on which the resignation notice is sent to the employer, as the case may be, regardless of the actual date of cessation of work.

(e) Whether the cessation of employment of a particular Grantee is for reason of “Disability” for the purposes of paragraph 10.1(b) hereof or is a termination of employment other than by reason of such Disability or is for reasons as set forth in paragraph 10.1(d) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

10.2 In the event that a Grantee that is a director, consultant or contractor of the Company, ceases, for any reason, to serve as such, all the Options, which were granted to such Grantee and which are not vested, shall terminate on such date of cessation of service as a director, consultant or contractor (“Date of Cessation”), and all Options which are vested on the Date of Cessation, shall be exercisable at any time until the end of three (3) months from the Date of Cessation.

For the purposes of this Section 10, Date of Cessation shall mean:

(a) with regard to directors, the date on which a director submits notice of resignation from the Board or the date on which the shareholders of the Company remove such director from the Board; and

(b) with regard to consultants and contractors, the date on which the consulting or contractor agreement between such consultant or contractor, as applicable, and the Company or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

11. Adjustment Upon Changes in Capitalization; Exit Events; Liquidation:

11.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

11.2 Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424 (h) (3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

11.3 Exit Events. In any of the following events (“Exit Events”): (i) a merger or consolidation of the Company with or into one or more other corporations following which the shareholders of the Company immediately prior to such merger or consolidation shall hold shares representing less than a majority of the voting power of the outstanding shares of the surviving corporation; (ii) a sale of all or substantially all of the assets of the Company; or (iii) any other transaction in which control of Company is affected, the Committee shall be entitled, at its sole and absolute discretion, to determine the terms and conditions of the Options and/or the Option Shares, whether vested or unvested, including, without limitation:

(i) to determine that the Options, or any part thereof, shall vest and be exercised immediately (or otherwise shall terminate);

(ii) to determine that the Shares issuable upon exercise of the Options, or any part thereof, shall be sold to a third party as directed by the Board in accordance with the terms determined by the Board; and/or

(iii) upon any event where the consideration received shall be the exchange of the securities of the Company for the securities of the acquiring company or a parent or a subsidiary of such company (the “Successor Entity”), to determine that each Option shall be substituted for an option to purchase shares of the Successor Entity (and appropriate adjustments shall be made in the purchase price per share to reflect such exchange), or shall be assumed by the Successor Entity.

11.4 Dissolution or Liquidation. If the Company is liquidated, whether voluntarily or involuntarily, while unexercised Options remain vested under the Plan, the Company shall immediately notify all Grantees of such liquidation resolution or order (as the case may be), and the Grantees shall then have ten (10) days to exercise any unexercised vested Options held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-day period, all remaining unexercised Options will terminate immediately. For avoidance of doubt any unvested Options will immediately terminate at the event of such liquidation.

12. Limitations on Transfer:

12.1 Non-Transferability. No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

12.2 Underwriter’s Lock-up. If requested by any managing underwriter, each Grantee so requested shall enter into a lock-up agreement pursuant to which they will not, for a period of 120 days following the effective date of a registration statement for any primary or secondary public offering of Shares (or for a period of 180 days following the initial public offering of Shares) and for such reasonable period of time prior to the effective date of such registration statement as such underwriter may specify, offer, sell or otherwise dispose of any Shares, except any Shares sold pursuant to such registration statement, without the prior consent of such underwriter.

13. Term and Amendment of the Plan:

13.1 The Plan was authorized by the Board on August 1, 2001, and shall expire on July 31, 2011 (except as to Options outstanding on that date). The Plan shall be effective as of the date that it is adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption. The Plan shall be effective subject to the approval by the shareholders of the Company within one year of the date that it is adopted by the Board. No ISO shall be exercised unless and until the Plan has been approved by the shareholders of the Company.

13.2 Subject to applicable laws, the Committee may, at any time and from time to time, terminate or amend the Plan in any respect.

14. Tax Consequences: All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless against and from any and all liability for any such tax or other compulsory payments or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payments from any payment made to the Grantee.

15. Restricted Stock:

15.1 The Shares issuable upon exercise of the Options granted herein will be “restricted securities” under the Securities Act of 1933 and the regulations promulgated hereunder (the “Act”) and may not be resold absent registration under the Act or an available exemption thereunder. In the event that an owner of Shares issued pursuant to this Plan effects a sale or transfer of such Shares under an available exemption under the Act, such owner shall, before effecting such sale or transfer, (i) notify the Company in writing of the proposed disposition and the name of the proposed transferees, (ii) furnish the Company with an opinion of counsel satisfactory in form and content to the Company, and (iii) furnish the Company with an agreement in writing from the transferee pursuant to which such transferee agrees to be bound by the provisions contained herein and in the Option Agreement, or (iv) the Company shall have waived, expressly and in writing, its rights under clauses (i), (ii) and (iii) of this subsection.

15.2 The Shares issuable upon exercise of the Options granted herein, once any such Option is exercised and the Shares issued, will be subject to a lock-up for 180 days (or for such longer period as may be requested by the Company’s underwriter or underwriters)

following the date immediately subsequent to the first date of the effectiveness of the first underwritten public offering of any of the Company’s securities. In connection with any subsequent underwritten public offering of the Company’s securities, the Shares issuable upon exercise of the Options granted herein, once any such Option is exercised and the Shares issued, will be subject to a lock-up for 120 days (or such longer period as may be requested by the Company’s underwriter or underwriters) following the date immediately subsequent to the first date of the effectiveness of such public offering. During such periods, if the owner of the option Shares is not participating in such public offering, the owner of the option Shares will not be allowed to sell or transfer, or offer to sell or transfer, any Shares without the prior written consent of the Company’s underwriter or underwriters.

15.3 Right of First Refusal. Commencing on the end of the Restriction Period (as defined in Section 15.4 below) and until the earliest of (i) an Initial Public Offering of the Company’s shares (“IPO”) or (ii) an Exit Event, any transfer of Shares issuable upon exercise of the Options granted herein shall be subject to the following:

(a) Any Grantee proposing to transfer such Shares (other than to his spouse or lineal descendant) (the “Offeror”) shall first request the Company, by written notice (which shall contain all the information necessary to enable the Company so to do), to offer such shares (the “Offered Shares”), on the terms of the proposed transfer, to the other shareholders of the Company (the “Offerees”). The Company shall comply with such request by sending the Offerees a written notice (the “Offer”), stating therein the identity of the Offeror and of the proposed transferee(s) and the proposed terms of sale of the Offered Shares. Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Company notice to that effect within twenty-one (21) days after being served with the Offer.

(b) If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings provided that no Offerees shall be entitled to acquire under the provisions of this Section 15.3(b) more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to him of the full number of shares so accepted, he shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred per cent (100%) of the Offered Shares have been allocated as aforesaid.

(c) If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the accepting Offerees shall not be entitled to acquire the Offered Shares, and the Offeror, at the expiration of the aforementioned twenty-one (21) day period, shall be entitled to transfer all (but not less than all) of the Offered Shares to the proposed transferee(s) identified in the Offer, provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such accepting Offerees or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer, and provided further that any of the Offered Shares not transferred within ninety (90) days after the expiration of such twenty-one (21) day period shall again be subject to the provisions of this Section 15.3.

15.4 Non-Transferability. Without derogating from the provisions of Section 15.1 above, no Share issuable upon exercise of the Options shall be transferable by the Grantee during a period of 180 days following the issuance of such Share (the “Restriction Period”).

16. Miscellaneous:

16.1 Continuance of Employment: Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

16.2 Governing Law; Regulations and Approvals:

16.2.1 The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

16.2.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

16.2.3 Subject to Section 9, the Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Grantees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

16.2.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee.

16.3 Application of Funds: The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company.

16.4 Multiple Agreements: The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Option Agreement or multiple Option Agreements, as determined by the Committee.

16.5 Non-Exclusivity of the Plan: The adoption of the Plan by the Committee shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16.6 Withholding of Taxes: The Company shall have the right to deduct from any payment of cash to any Grantee an amount equal to the income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Grantee is entitled to receive Shares upon exercise of an Option, the Company shall have the right to require such Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any income taxes and other amounts that the Company is required by law to withhold. With respect to any Incentive Stock Options granted under this Plan, if the Grantee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Grantee pursuant to such Grantee’s exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of issuance of the Share or Shares to the Grantee pursuant to the exercise of such Option, such Grantee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of income taxes and other amounts that the Company informs the Grantee the Company is required to withhold.

16.7 Proxy: Upon a grant of Options to a Grantee, such Grantee shall dully sign and deposit with the Company an irrevocable proxy with respect to Shares issuable upon the exercise of such Options, to a trustee indicated by the Company (who shall not be an officer or a shareholder of the Company) (the “Trustee”), in such form as the Company shall request (the “Proxy”). The Proxy shall grant the Trustee the right to vote in the Grantee’s stead, at the Trustee’s full and absolute discretion, in all Shareholders Meetings of the Company. In exercising the voting rights granted thereto, the Trustee shall consider the interests of the Grantee only. The proxy shall expire upon the earliest of (i) an Exit Event or (ii) an IPO.

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